Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2018, in the Registration Statement (Form S-1) and related Prospectus of Constellation Pharmaceuticals, Inc. dated June 22, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 22, 2018